UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25650 W 11 Mile Rd
Southfield, Michigan		48034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Omnibus Incentive Plan

The annual meeting of the stockholders of Methode Electronics, Inc. (“Methode” or the “Company”) was held on September 16, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted to approve the Methode Electronics, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”). A description of the terms and conditions of the 2026 Plan is set forth in “Proposal Two, Approval of the Methode Electronics, Inc. 2026 Omnibus Incentive Plan” in the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission on July 31, 2026 (the “Proxy Statement”), and such description is incorporated herein by reference. The descriptions set forth herein and in the Proxy Statement are summaries only and are qualified in their entirety by the full text of the 2026 Plan, a copy of which is incorporated by reference to this Current Report on Form 8-K.

Director Conditional Resignation and Rejection

Mr. Blom received less than a majority of the votes cast for his election to the Board at the Company’s Annual Meeting. Accordingly, pursuant to the resignation policy set forth in Section 4(b) of the Company’s Corporate Governance Guidelines, Mr. Blom tendered his conditional resignation to the Board.

In accordance with the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee of the Board (the “N&G Committee”) considered Mr. Blom’s tendered resignation and recommended that the Board reject the resignation. Subsequently, the Board determined that it was in the best interest of the Company and its stockholders to reject Mr. Blom’s resignation. Mr. Blom did not participate in the N&G Committee’s recommendation, or the Board’s decision, regarding his resignation or future Board service.

In reaching this decision, the N&G Committee and the Board considered a number of factors, including, but not limited to: (1) Mr. Blom’s extensive leadership experience as chief executive officer of a large healthcare system, including on transformations; (2) his experience as a director of public companies; (3) his tenure on the Board and service on the Audit Committee and the Compensation Committee; and (4) that proxy advisory firm voting recommendations against Mr. Blom’s election were due to director attendance at Board meetings and that Mr. Blom has attended all of the Board and Committee meetings so far in fiscal 2027.

As a result, Mr. Blom will continue to serve as a member of the Board until the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified or until his prior death, resignation, retirement, disqualification or other removal.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on proposals to (i) elect seven (7) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified; (ii) approve the 2026 Plan; (iii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 1, 2027; and (iv) cast an advisory vote on named executive officer compensation (“Say-on-Pay”).

The voting results for each proposal were as follows:

1. Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
David P. Blom	7,050,790	21,241,811	47,776	3,778,120
Therese M. Bobek	27,310,497	982,482	47,398	3,778,120
Brian J. Cadwallader	24,957,846	3,335,117	47,414	3,778,120
Bruce K. Crowther	26,211,838	2,080,639	47,900	3,778,120
Jonathan B. DeGaynor	28,114,145	178,012	48,220	3,778,120
Mary A. Lindsey	26,105,332	2,178,732	56,313	3,778,120
Mark D. Schwabero	27,184,536	1,108,421	47,420	3,778,120

2. Approval of the 2026 Plan

For	Against	Abstain	Broker Non-Votes
27,466,037	812,903	61,437	3,778,120

3. Ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
31,607,304	431,620	79,573	--

4. Advisory vote to approve the Company’s named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
24,802,391	3,471,604	66,382	3,778,120

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Methode Electronics, Inc. 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed on September 16, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methode Electronics, Inc.

Date:	September 17, 2026	By:	/s/ Laura Kowalchik
Laura Kowalchik Chief Financial Officer